Exhibit 10.16

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 6th day of April, 2007, by and between Silicon Valley Bank (“Bank”) and INTERLINK ELECTRONICS, INC., a Delaware corporation (“Borrower”) whose address is 546 Flynn Road, Camarillo, CA 93012.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 19, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) change certain covenants and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (iv) (Reports). Section 6.2(iv) is amended in its entirety and replaced with the following:

“(iv) five (5) days of the filing due date, all reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet).”

2.2 Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

“Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

• Adjusted Quick Ratio. A ratio of (a) Quick Assets to (b) Current Liabilities less up to Six Hundred Fifty Five Thousand Dollars ($655,000) in deferred revenue relating to that certain Interlink, Inc. Purchase Agreement by and between Borrower and Dealertrack, Inc. dated as of March 30, 2004 of at least 1.30 to 1.00.

The above financial covenant shall constitute the “Target Financial Covenant” and its violation alone shall not result in an Event of Default hereunder, provided that a violation of the Target Financial Covenant shall cause the Alternate Terms to become effective, all as more fully set forth in Section 12.11 below.

Borrower shall comply with the following financial covenant at all times during the term of this Agreement, measured on a monthly basis, and, monthly and otherwise at the request of Bank from time to time, Borrower shall provide evidence of compliance therewith.

• Tangible Net Worth. A Tangible Net Worth of at least Eleven Million Dollars ($11,000,000), increasing quarterly by 50% of trailing quarterly Net Income and monthly by 50% of issuances of equity or Subordinated Debt after the Effective Date.”

2.3 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Tangible Net Worth” is, on any date, the GAAP net worth of Borrower and its Subsidiaries less intangible assets.”

2.4 Exhibit E is hereby replaced with Exhibit E attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $1,500.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Interlink Electronics, Inc.

By:	/s/ Derek R. Brunelle	By:	/s/ Charles Best
Name:	Derek R. Brunelle	Name:	Charles Best
Title:	Vice President	Title:	CFO

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